Exhibit 3.40

                                     BY-LAWS

                                       OF

                             MULTIPLEX COMPANY, INC.

                                    *********

                                   ARTICLE I

                                     OFFICES

         Section 1. Principal Office: The principal office of the Corporation shall be located in the County of St. Louis, State of Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the business of the Corporation may require from time to time.

         Section 2. Registered Office: The registered office of the Corporation required by "The General and Business Corporation Law of Missouri" to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Annual Meeting: The annual meeting of the shareholders shall be held at the hour of 10:00 o'clock A.M. on the first Monday in November in each year, beginning with the year 1970, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or

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at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

         Section 2. Special Meetings: Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting.

         Section 3. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The President or the shareholders calling any special meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting. If no such designation is made, the place of the meeting shall be the principal office of the Corporation in the State of Missouri, except as otherwise provided in
Section 5 of this article.

         Section 4. Notice of Meetings: Unless notice be duly waived in writing, or unless a meeting shall be held pursuant to Section 5 of this article, written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given or delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by Secretary at the direction of the President, or the Board of

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Directors, or shareholders calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.

         Notice may be waived in accordance with Article X hereof.

         Section 5. Meeting of All Shareholders: If all of the shareholders of record shall meet at any time and place, either within or without the State of Missouri, or if all the shareholders of record consent in writing to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

         Section 6. Convening of Meetings: Meetings of the shareholders shall be convened by the President, or in the event of his absence or failure to act, then by the Vice President, if any, or other officer designated to so act by the Board of Directors or by the shareholders calling the meeting. The President, and in his absence, the Vice President, if any, and in the absence of both, then a shareholder elected by a majority of the shareholders present, shall act as Chairman of such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the Chairman may appoint any shareholder to act as Secretary of the meeting.

         Section 7. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding thirty days preceding the date of any meeting of shareholders, or the date for the payment of

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any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding thirty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any exchange or conversion of or exchange of shares shall be effective, as the record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise such rights, in the event of any change, conversion or exchange of shares, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of the shareholders as hereinabove provided, the date of which notice of the meeting is mailed, or the date such dividend is declared, or other right announced, as the case may be, shall be the record date for such determination of shareholders.

         Section 8. Voting Lists: At least ten days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate

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thereof kept in this state, shall be prima facie evidence as to whom are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Section 9. Quorum: A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting.

         Section 10. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 11. Voting of Shares: Subject to the provisions of Section 13, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 12. Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy, upon due proof of qualification as

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such. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but not guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 13. Cumulative Voting for Directors: In all elections for directors, each shareholder entitled to vote shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of his votes for one candidate or distribute them among two or more candidates as he shall see fit.

         Section 14. Consent of all Shareholders in Lieu of Meetings: Any action required by "The General and Business Corporation Law of Missouri" to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders under the provisions of these By-Laws or otherwise, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders, severally or collectively, entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held,

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and may be stated as such in any certificate or document required to be filed by law. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. General Powers: The property and business of the Corporation shall be controlled and managed by the Board of Directors.

         Section 2. Number, Tenure and Qualifications: The number of directors of the Corporation shall be seven (7) and they shall be elected at each annual meeting of the shareholders. Each director shall hold office from the time of his election and qualification until the next succeeding annual meeting of the shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign, or shall have been removed by the shareholders in the manner hereinafter provided.

         Section 3. Regular Meetings: The annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.
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         Section 5. Notice: Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at said meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting: If all of the directors shall meet at any time and place, either within or without the State of Missouri, without objecting to the call or convening of the meeting, or if all of the directors consent to the holding of a meeting irrespective of any notice, such meeting shall be valid. The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors.
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         Section 8. Consent of All Directors in Lieu of Meetings: If all of the
directors of the Corporation, severally or collectively, consent in writing to any action required to be taken, or which may be taken, by the Board of Directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document required to be filed by law. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the Board of Directors.

         Section 9. Vacancies: In the case of the death of or resignation or disqualification or one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies, by appointment, until the successor or successors are elected at a meeting of the shareholders. A director appointed to fill a vacancy shall serve as such until the next annual meeting of the shareholders, or until he shall die, resign, or be removed by the shareholders in the manner hereinafter provided.

         Section 10. Removal: Any director of the Corporation may be removed, with or without cause or hearing, at any meeting of the shareholders by the unanimous vote of all of the shareholders of the Corporation entitled to vote at such meeting, or by an instrument in writing filed with the Secretary and executed by all of the shareholders of record on the transfer books of the Corporation on the date of such execution. Said shareholders shall also, at said meeting or in such instrument, appoint a successor director to fill the vacancy of the director so removed, which successor director shall serve until the next annual meeting of the shareholders, or until he shall die, resign, or be removed by the shareholders in the manner herein provided.
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         Section 11. Compensation: Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number: The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers as may be created by the Board of Directors in accordance with the provisions of this article. The Board of Directors, by resolution, may create the offices of one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as they deem appropriate, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary.

         Section 2. Authority: All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in these By-Laws, or, in the absence of such provisions, as may be determined by resolution of the Board of Directors or by law.

         Section 3. Election and Term of Office: The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled, or new offices created and filled, at any meeting of the Board of Directors. Each officer shall hold office at the pleasure of the Board of Directors and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

         Section 4. Resignation: Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation unless some other time be fixed in the resignation, and then to take effect from such other time. The acceptance of a resignation shall not be required to make it effective.

         Section 5. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause or hearing at any time whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 6. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, by appointment, for the unexpired portion of the term.

         Section 7. The President: The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors. He may sign, with the Secretary or Treasurer or any other proper officer authorized by the Board of Directors or these By-Laws, all certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, and other instruments, including those, the signature of which may be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or which may be permitted by law to be otherwise signed or executed; and in general shall perform all duties customarily incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 8. The Vice President: In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President, if any, may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. The Secretary: The Secretary shall (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all the duties customarily incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Secretary may sign, with the President or Vice President, if any, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors or by these By-Laws.

         Section 10. The Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and form and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) receive and give receipts for moneys, due and payable to the Corporation from any source whatsoever; (c) deposit all moneys of the Corporation in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (d) in general perform all the duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Treasurer may sign, with the President or Vice President, if any, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors or by these By-Laws.

         Section 11. Assistant Treasurers and Assistant Secretaries: The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and forms and with such sureties as the Board of Directors shall determine. Assistant Secretaries, if any, and Assistant Treasurers, as thereunto authorized by the Board of Directors, may sign with the President, or Vice President, if any, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors or by these By-Laws. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. In the absence of, or inability to act of the Treasurer or Secretary, the Assistant Treasurer or Assistant Secretary, respectively, may perform the duties of the Treasurer or Secretary, as the case may be.

         Section 12. Compensation: The salaries and other compensation of the President, Vice President, if any, Secretary and Treasurer shall be fixed and changed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the

Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares: Certificates representing shares of the Corporation shall be in such forms as may be signed by the President or Vice President, if any, and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation.

         Section 2. Transfer of Shares: Transfers of shares of the Corporation shall be made only on the books of the Corporation by due assignment by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation of the certificate for such shares, together with such other requirements as the Board of Directors may deem necessary to constitute due delivery. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                  ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be on a fiscal year basis, commencing on the first day of September and ending on the thirty-first day of August in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may, from time to time, declare and the Corporation may pay, dividends on the outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the word "Seal".

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The General and Business Corporation Law of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, or by telegram, whether before or after the time stated therein, or by attendance at the meeting (except where such attendance is expressly stated to be for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened) shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                     EXONERATION OF DIRECTORS FROM PERSONAL
                           lIABILITY AND REIMBURSEMENT

         No director shall be personally liable to this Corporation, its stockholders, creditors or other interested persons for any act or failure to act in the performance of his or her duties or for any loss to the Corporation or to any such persons, except through actual fraud or willful misconduct on the part of the Director to be charged.

         Any and all of the directors, officers, former directors and officers of this Corporation or any person who may have served at its request as a director or officer of another corporation, in which it owns shares of capital stock or of which it is a creditor, and their respective legal representatives, shall be and they are hereby indemnified and held harmless by the Corporation against any and all liabilities, expenses, losses, claims, fees and costs which may be sustained or incurred by them by reason of being or having been directors or officers, or a director or officer of this Corporation, or of such other corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise.

                                  ARTICLE XII

                                   AMENDMENTS

         These By-Laws, or any Article, Section or Part thereof, may be repealed, altered, revised, added to, or amended, or new By-Laws may be adopted at any annual, regular or special meeting of the Board of Directors by an affirmative vote of a majority of all of the Directors.

         Adopted on ______________________, 1970.


                                        --------------------------------------
                                                      President

ATTEST:


------------------------------------
Secretary